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                                                                      EXHIBIT 11

                             GRAND CASINOS, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)


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                                            SIX MONTHS    SIX MONTHS                    FISCAL YEARS ENDED
                                              ENDED         ENDED     --------------------------------------------------------------
                                             6/29/97       6/30/96    12/29/96       12/31/95       1/1/95       1/2/94       1/3/93
                                            ----------------------------------------------------------------------------------------
Earnings:
Pretax Income                                53,583        59,657      (83,223)       110,485        44,526      28,250       4,539

Plus - fixed charges as follows:

     Interest Expense                        22,617        10,566       32,767         26,187        14,140      10,636         165

     Capitalized Interest                     3,722        13,100       16,065         19,480         3,652       5,214           0

     Loss in unconsolidated Affiliates          200         3,839       22,252            408           985         214           0

                                            ---------------------------------------------------------------------------------------
                                             80,122        87,162      (12,139)       156,560        63,303      44,314       4,704
                                            =======================================================================================
Fixed Charges:

     Interest Expense                        22,617        10,566       32,767         26,187        14,140      10,636         165

     Capitalized Interest                     3,722        13,100       16,065         19,480         3,652       5,214           0

     Amortization of debt expense and
     discount or premium relating
     to any indebtedness                      1,577         1,112        2,790          6,035         2,126       1,668           0
                                            ---------------------------------------------------------------------------------------
                                             27,916        24,778       51,622         51,702        19,918      17,518         165
                                            =======================================================================================
     Ratio of Earnings to Fixed Charges      2.8701        3.5177      (0.2352)        3.0281        3.1782      2.5296     28.5091
                                            =======================================================================================

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